CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the  Pre-Effective  Amendment to the

Registration  Statement on Form N-1A of the Meehan Mutual Funds, Inc. and to the

use of our  report  dated  November  19,  1999 on the  statement  of assets  and liabilities  of the Meehan  Focus Fund  ("Fund").  Such  statement of assets and liabilities appears in the Fund's Statement of Additional Information.







                                     /s/ TAIT, WELLER & BAKER
                                     ------------------------
                                         TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
November 19, 1999